SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2003

VENTURE FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

0-24024	91-1277503
(Commission File Number)	IRS Employer Identification No.

721 College Street S.E.
Lacey, Washington 98503
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (360) 459-1100

FIRST COMMUNITY FINANCIAL GROUP, INC.

(Former name or former address, if changed since last report)

Item 5.  Other Events

First Community Financial Group, Inc. (the “Company”) announced its corporate name change to “Venture Financial Group, Inc.” and the corporate name change of its wholly owned bank subsidiary, First Community Bank of Washington, to “Venture Bank”, at its annual shareholder meeting held on May 22, 2003.  The effective date of the name changes is May 27, 2003.

A press release announcing the corporate name changes is attached as an exhibit to this Form 8-K.

(b) Exhibits.

99.           Press Release announcing change of corporate names.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2003

VENTURE FINANCIAL GROUP, INC.

	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
President and CEO